UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 17, 2008

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street
New York, New York	10004

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On June 17, 2008, The Goldman Sachs Group, Inc. (“Group Inc.” and, together with its consolidated subsidiaries, the “firm”) reported its earnings for its fiscal second quarter ended May 30, 2008. A copy of Group Inc.’s press release containing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Group Inc. under the Securities Act of 1933 or the Exchange Act.

Item 8.01 Other Events.

On June 17, 2008, Group Inc. reported net revenues of $9.42 billion and net earnings of $2.09 billion for its second quarter ended May 30, 2008. Diluted earnings per common share were $4.58 compared with $4.93 for the second quarter of 2007 and $3.23 for the first quarter of 2008. Annualized return on average tangible common shareholders’ equity (1) was 23.5% for the second quarter of 2008 and 20.2% for the first half of 2008. Annualized return on average common shareholders’ equity was 20.4% for the second quarter of 2008 and 17.6% for the first half of 2008.

Net Revenues

Investment Banking

Net revenues in Investment Banking were $1.69 billion, 2% lower than the second quarter of 2007 and 44% higher than the first quarter of 2008.

Net revenues in Financial Advisory were $800 million, 13% higher than the second quarter of 2007, reflecting strong client activity. Net revenues in the firm’s Underwriting business were $885 million, 13% lower than the second quarter of 2007, reflecting significantly lower net revenues in debt underwriting, partially offset by significantly higher net revenues in equity underwriting. The decline in debt underwriting was principally due to a decrease in leveraged finance activity, as market conditions remained challenging. The increase in equity underwriting reflected strong client activity. The firm’s investment banking transaction backlog decreased during the quarter. (2)

Trading and Principal Investments

Net revenues in Trading and Principal Investments were $5.59 billion, 16% lower than the second quarter of 2007 and 9% higher than the first quarter of 2008.

Net revenues in Fixed Income, Currency and Commodities (FICC) were $2.38 billion, 29% lower than the second quarter of 2007, reflecting significantly lower results in credit products. Credit products included a loss of approximately $775 million (including a loss of approximately $500 million from hedges) related to non-investment-grade credit origination activities, and lower results from investments compared with the second quarter of 2007. The decrease in credit products was partially offset by higher net revenues in mortgages, which improved from a difficult second quarter of 2007, as well as higher net revenues in interest rate products, commodities and currencies. During the quarter, FICC operated in an environment characterized by solid client activity, generally tighter corporate credit spreads and volatile markets.

Net revenues in Equities were $2.49 billion, essentially unchanged from the second quarter of 2007, as significantly higher net revenues in the client franchise businesses were offset by significantly lower net revenues in principal strategies. Commission volumes were strong and were higher compared with the second quarter of 2007. During the quarter, Equities operated in an environment generally characterized by strong client activity and higher equity prices, as well as continued high levels of volatility.

Principal Investments recorded net revenues of $725 million for the second quarter of 2008. These results primarily reflected gains from corporate principal investments, as well as a $214 million gain related to the firm’s investment in the ordinary shares of Industrial and Commercial Bank of China Limited (ICBC).

Asset Management and Securities Services

Net revenues in Asset Management and Securities Services were $2.15 billion, 18% higher than the second quarter of 2007 and 5% higher than the first quarter of 2008.

Asset Management net revenues were $1.16 billion, 10% higher than the second quarter of 2007, reflecting higher management and other fees. During the quarter, assets under management increased $22 billion to $895 billion, due to $16 billion of market appreciation and $6 billion of net inflows. The increase in assets under management primarily reflected market appreciation in equity assets and net inflows in money market and fixed income assets, partially offset by net outflows in equity assets.

Securities Services net revenues were $985 million, 30% higher than the second quarter of 2007, as the firm’s prime brokerage business continued to generate strong results, primarily reflecting significantly higher customer balances.

Expenses

Operating expenses were $6.59 billion, 2% lower than the second quarter of 2007 and 6% higher than the first quarter of 2008.

Compensation and Benefits

Compensation and benefits expenses were $4.52 billion, 7% lower than the second quarter of 2007, commensurate with lower net revenues. The ratio of compensation and benefits to net revenues was 48.0% for the first half of 2008, consistent with the first half of 2007. Employment levels decreased 1% during the quarter.

Non-Compensation Expenses

Non-compensation expenses were $2.07 billion, 11% higher than the second quarter of 2007 and 6% lower than the first quarter of 2008. Approximately one-half of the increase compared with the second quarter of 2007 was attributable to higher brokerage, clearing, exchange and distribution fees, which principally reflected higher activity levels in Equities and FICC. The remainder of the increase compared with the second quarter of 2007 generally reflected the impact of geographic expansion and growth in employment levels.

Provision for Taxes

The effective income tax rate for the first half of 2008 was 27.7%, down from 29.5% for the first quarter of 2008 and 34.1% for fiscal year 2007. The decreases in the effective tax rate were primarily due to changes in geographic earnings mix.

Capital

As of May 30, 2008, total capital was $226.87 billion, consisting of $44.82 billion in total shareholders’ equity (common shareholders’ equity of $41.72 billion and preferred stock of $3.10 billion) and $182.05 billion in unsecured long-term borrowings. Book value per common share was $97.49 and tangible book value per common share was $85.16 (1), an increase of 5% and 6%, respectively, during the quarter. Book value and tangible book value per common share are based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 427.9 million at period end.

The firm repurchased 1.2 million shares of its common stock at an average cost per share of $173.85, for a total cost of $203 million during the quarter. The remaining share authorization under the firm’s existing share repurchase program is 62.4 million shares.

Dividends

The Board of Directors of Group Inc. (the Board) declared a dividend of $0.35 per common share to be paid on August 28, 2008 to common shareholders of record on July 29, 2008. The Board also declared dividends of $236.98, $387.50, $252.78 and $252.78 per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively (represented by depositary shares, each representing a 1/1,000th interest in a share of preferred stock), to be paid on August 11, 2008 to preferred shareholders of record on July 27, 2008.

Cautionary Note Regarding Forward-Looking Statements

This Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of its control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of Group Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of Group Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007.

Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues, if any, that the firm actually earns from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline in general economic conditions, outbreak of hostilities, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the firm’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of Group Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of Group Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007.

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SEGMENT NET REVENUES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	May 30,	Feb. 29,	May 25,	Feb. 29,	May 25,
	2008	2008	2007	2008	2007
Investment Banking
Financial Advisory	$800	$663	$709	21%	13%

Equity underwriting	616	172	358	N.M.	72
Debt underwriting	269	337	654	(20)	(59)

Total Underwriting	885	509	1,012	74	(13)

Total Investment Banking	1,685	1,172	1,721	44	(2)

Trading and Principal Investments
FICC	2,379	3,142	3,368	(24)	(29)

Equities trading	1,253	1,276	1,415	(2)	(11)
Equities commissions	1,234	1,238	1,082	—	14

Total Equities	2,487	2,514	2,497	(1)	—

ICBC	214	(135)	(125)	N.M.	N.M.
Other corporate and real estate gains and losses	476	(410)	845	N.M.	(44)
Overrides	35	13	64	169	(45)

Total Principal Investments	725	(532)	784	N.M.	(8)

Total Trading and Principal Investments	5,591	5,124	6,649	9	(16)

Asset Management and Securities Services
Management and other fees	1,153	1,123	1,035	3	11
Incentive fees	8	194	20	(96)	(60)

Total Asset Management	1,161	1,317	1,055	(12)	10

Securities Services	985	722	757	36	30

Total Asset Management and Securities Services	2,146	2,039	1,812	5	18

Total net revenues	$9,422	$8,335	$10,182	13	(7)

	Six Months Ended		% Change From
	May 30,	May 25,	May 25,
	2008	2007	2007
Investment Banking
Financial Advisory	$1,463	$1,570	(7)%

Equity underwriting	788	624	26
Debt underwriting	606	1,243	(51)

Total Underwriting	1,394	1,867	(25)

Total Investment Banking	2,857	3,437	(17)

Trading and Principal Investments
FICC	5,521	7,972	(31)

Equities trading	2,529	3,578	(29)
Equities commissions	2,472	2,006	23

Total Equities	5,001	5,584	(10)

ICBC	79	102	(23)
Other corporate and real estate gains and losses	66	2,129	(97)
Overrides	48	279	(83)

Total Principal Investments	193	2,510	(92)

Total Trading and Principal Investments	10,715	16,066	(33)

Asset Management and Securities Services
Management and other fees	2,276	2,017	13
Incentive fees	202	110	84

Total Asset Management	2,478	2,127	17

Securities Services	1,707	1,282	33

Total Asset Management and Securities Services	4,185	3,409	23

Total net revenues	$17,757	$22,912	(22)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts and employees

	Three Months Ended			% Change From
	May 30,	Feb. 29,	May 25,	Feb. 29,	May 25,
	2008	2008	2007	2008	2007
Revenues
Investment banking	$1,685	$1,166	$1,720	45%	(2)%
Trading and principal investments	5,239	4,877	6,242	7	(16)
Asset management and securities services	1,221	1,341	1,107	(9)	10
Interest income	9,498	11,245	11,282	(16)	(16)

Total revenues	17,643	18,629	20,351	(5)	(13)

Interest expense	8,221	10,294	10,169	(20)	(19)

Revenues, net of interest expense	9,422	8,335	10,182	13	(7)

Operating expenses
Compensation and benefits	4,522	4,001	4,887	13	(7)

Brokerage, clearing, exchange and distribution fees	741	790	638	(6)	16
Market development	126	144	144	(13)	(13)
Communications and technology	192	187	161	3	19
Depreciation and amortization	183	170	140	8	31
Amortization of identifiable intangible assets	37	84	50	(56)	(26)
Occupancy	234	236	210	(1)	11
Professional fees	185	178	161	4	15
Other expenses	370	402	360	(8)	3

Total non-compensation expenses	2,068	2,191	1,864	(6)	11

Total operating expenses	6,590	6,192	6,751	6	(2)

Pre-tax earnings	2,832	2,143	3,431	32	(17)
Provision for taxes	745	632	1,098	18	(32)

Net earnings	2,087	1,511	2,333	38	(11)

Preferred stock dividends	36	44	46	(18)	(22)

Net earnings applicable to common shareholders	$2,051	$1,467	$2,287	40	(10)

Earnings per common share
Basic	$4.80	$3.39	$5.25	42%	(9)%
Diluted	4.58	3.23	4.93	42	(7)

Average common shares outstanding
Basic	427.5	432.8	435.8	(1)	(2)
Diluted	447.4	453.5	464.1	(1)	(4)

Selected Data
Employees at period end (3)	31,495	31,874	28,012	(1)	12
Ratio of compensation and benefits to net revenues	48.0%	48.0%	48.0%

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts

	Six Months Ended		% Change From
	May 30,	May 25,	May 25,
	2008	2007	2007
Revenues
Investment banking	$2,851	$3,436	(17)%
Trading and principal investments	10,116	15,315	(34)
Asset management and securities services	2,562	2,240	14
Interest income	20,743	21,640	(4)

Total revenues	36,272	42,631	(15)

Interest expense	18,515	19,719	(6)

Revenues, net of interest expense	17,757	22,912	(22)

Operating expenses
Compensation and benefits	8,523	10,998	(23)

Brokerage, clearing, exchange and distribution fees	1,531	1,189	29
Market development	270	276	(2)
Communications and technology	379	312	21
Depreciation and amortization	353	272	30
Amortization of identifiable intangible assets	121	101	20
Occupancy	470	414	14
Professional fees	363	322	13
Other expenses	772	738	5

Total non-compensation expenses	4,259	3,624	18

Total operating expenses	12,782	14,622	(13)

Pre-tax earnings	4,975	8,290	(40)
Provision for taxes	1,377	2,760	(50)

Net earnings	3,598	5,530	(35)

Preferred stock dividends	80	95	(16)

Net earnings applicable to common shareholders	$3,518	$5,435	(35)

Earnings per common share
Basic	$8.18	$12.35	(34)%
Diluted	7.81	11.61	(33)

Average common shares outstanding
Basic	430.3	440.2	(2)
Diluted	450.6	468.0	(4)

Selected Data
Ratio of compensation and benefits to net revenues	48.0%	48.0%

NON-COMPENSATION EXPENSES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	May 30,	Feb. 29,	May 25,	Feb. 29,	May 25,
	2008	2008	2007	2008	2007
Non-compensation expenses of consolidated investments (4)	$123	$125	$101	(2)%	22%

Non-compensation expenses excluding consolidated investments
Brokerage, clearing, exchange and distribution fees	741	790	638	(6)	16
Market development	124	141	142	(12)	(13)
Communications and technology	191	186	161	3	19
Depreciation and amortization	148	146	121	1	22
Amortization of identifiable intangible assets	36	83	48	(57)	(25)
Occupancy	211	217	192	(3)	10
Professional fees	181	176	160	3	13
Other expenses	313	327	301	(4)	4

Subtotal	1,945	2,066	1,763	(6)	10

Total non-compensation expenses, as reported	$2,068	$2,191	$1,864	(6)	11

	Six Months Ended		% Change From
	May 30,	May 25,	May 25,
	2008	2007	2007
Non-compensation expenses of consolidated investments (4)	$248	$188	32%

Non-compensation expenses excluding consolidated investments
Brokerage, clearing, exchange and distribution fees	1,531	1,189	29
Market development	265	272	(3)
Communications and technology	377	311	21
Depreciation and amortization	294	239	23
Amortization of identifiable intangible assets	119	98	21
Occupancy	428	381	12
Professional fees	357	320	12
Other expenses	640	626	2

Subtotal	4,011	3,436	17

Total non-compensation expenses, as reported	$4,259	$3,624	18

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(UNAUDITED)

Average Daily VaR (5)
$ in millions

	Three Months Ended
	May 30,	Feb. 29,	May 25,
	2008	2008	2007
Risk Categories
Interest rates	$144	$106	$81
Equity prices	79	89	101
Currency rates	32	31	20
Commodity prices	48	38	24
Diversification effect (6)	(119)	(107)	(93)

Total	$184	$157	$133

Assets Under Management (7)
$ in billions

	As of			% Change From
	May 31,	Feb. 29,	May 31,	Feb. 29,	May 31,
	2008	2008	2007	2008	2007
Asset Class
Alternative investments	$146	$148	$151	(1)%	(3)%
Equity	211	214	253	(1)	(17)
Fixed income	269	259	221	4	22

Total non-money market assets	626	621	625	1	—

Money markets	269	252	133	7	102

Total assets under management	$895	$873	$758	3	18

	Three Months Ended
	May 31,	Feb. 29,	May 31,
	2008	2008	2007
Balance, beginning of period	$873	$868	$719

Net inflows / (outflows)
Alternative investments	(3)	(2)	—
Equity	(18)	(17)	7
Fixed income	10	2	7

Total non-money market net inflows / (outflows)	(11)	(17)	14

Money markets	17	46	4

Total net inflows / (outflows)	6	29	18

Net market appreciation / (depreciation)	16	(24)	21

Balance, end of period	$895	$873	$758

Principal Investments (8)
$ in millions

	As of May 30, 2008
	Corporate		Real Estate	Total
Private	$9,022		$3,263	$12,285
Public	2,764		58	2,822

Subtotal	11,786		3,321	15,107
ICBC ordinary shares (9)	7,124		—	7,124

Total	$18,910	(10)	$3,321	$22,231

Footnotes

(1)	Tangible common shareholders’ equity equals total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets, excluding power contracts. Identifiable intangible assets associated with power contracts are not deducted from total shareholders’ equity because, unlike other intangible assets, less than 50% of these assets are supported by common shareholders’ equity. Management believes that return on average tangible common shareholders’ equity (ROTE) is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. ROTE is computed by dividing net earnings (or annualized net earnings for annualized ROTE) applicable to common shareholders by average monthly tangible common shareholders’ equity. Tangible book value per common share is computed by dividing tangible common shareholders’ equity by the number of common shares outstanding, including restricted stock units granted to employees with no future service requirements.

The following table sets forth a reconciliation of total shareholders’ equity to tangible common shareholders’ equity:

	Average for the		As of
	Three Months Ended	Six Months Ended
	May 30, 2008	May 30, 2008	May 30, 2008
	(unaudited, $ in millions)

Total shareholders’ equity	$43,261	$43,076	$44,818
Preferred stock	(3,100)	(3,100)	(3,100)

Common shareholders’ equity	40,161	39,976	41,718
Goodwill and identifiable intangible assets, excluding power contracts	(5,218)	(5,212)	(5,277)

Tangible common shareholders’ equity	$34,943	$34,764	$36,441

(2)	The firm’s investment banking transaction backlog represents an estimate of the firm’s future net revenues from investment banking transactions where management believes that future revenue realization is more likely than not.

(3)	Excludes 4,948, 4,818 and 4,841 employees as of May 30, 2008, February 29, 2008 and May 25, 2007, respectively, of consolidated entities held for investment purposes. Compensation and benefits includes $66 million, $63 million and $50 million for the three months ended May 30, 2008, February 29, 2008 and May 25, 2007, respectively, attributable to these consolidated entities.

(4)	Consolidated entities held for investment purposes are entities that are held strictly for capital appreciation, have a defined exit strategy and are engaged in activities that are not closely related to the firm’s principal businesses. For example, these investments include consolidated entities that hold real estate assets, such as hotels, but exclude investments in entities that primarily hold financial assets. Management believes that it is meaningful to review non-compensation expenses excluding expenses related to these consolidated entities in order to evaluate trends in non-compensation expenses related to the firm’s principal business activities.

(5)	VaR is the potential loss in value of Goldman Sachs’ trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. The modeling of the risk characteristics of the firm’s trading positions involves a number of assumptions and approximations. While management believes that these assumptions and approximations are reasonable, there is no standard methodology for estimating VaR, and different assumptions and/or approximations could produce materially different VaR estimates. For a further discussion of the calculation of VaR, see Part II, Item 7A “Quantitative and Qualitative Disclosures About Market Risk” in the firm’s Annual Report on Form 10-K for the year ended November 30, 2007.

(6)	Equals the difference between total VaR and the sum of the VaRs for the four risk categories. This effect arises because the four market risk categories are not perfectly correlated.

(7)	Substantially all assets under management are valued as of calendar month end. Assets under management do not include the firm’s investments in funds that it manages.

(8)	Represents investments included within the Principal Investments component of the firm’s Trading and Principal Investments segment.

(9)	Includes interests of $4.50 billion as of May 30, 2008 held by investment funds managed by Goldman Sachs. The fair value of the investment in the ordinary shares of ICBC, which trade on The Stock Exchange of Hong Kong, includes the effect of foreign exchange revaluation for which Goldman Sachs maintains an economic currency hedge.

(10)	Excludes the firm’s investment in the convertible preferred stock of Sumitomo Mitsui Financial Group, Inc. The firm has hedged all of the common stock underlying the investment.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

     The following exhibit is being furnished as part of this Report on Form 8-K:

99.1	Press release of Group Inc. dated June 17, 2008 containing financial information for its fiscal second quarter ended May 30, 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)
Date: June 17, 2008	By:	/s/ David A. Viniar
		Name:	David A. Viniar
		Title:	Chief Financial Officer